Exhibit 10.1

PEOPLE’S CHOICE FINANCIAL CORPORATION

2004 STOCK INCENTIVE PLAN

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

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PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE VI OPTIONS		12

6.01.	Grant	12
6.02.	Option Price	12
6.03.	Maximum Option Period	12
6.04.	Nontransferability	12
6.05.	Transferable Options	12
6.06.	Exercise	13
6.07.	Payment	13
6.08.	Employee Status	13
6.09.	Change in Control	14
6.10.	Stockholder Rights	14
6.11.	Disposition of Shares	14
6.12.	No Liability of Company	15

ARTICLE VII SARS		16

7.01.	Grant	16
7.02.	Maximum SAR Period	16
7.03.	Nontransferability	16
7.04.	Transferable SARs	16
7.05.	Exercise	17
7.06.	Change in Control	17
7.07.	Employee Status	18
7.08.	Settlement	18
7.09.	Stockholder Rights	18

ARTICLE VIII STOCK AWARDS		19

8.01.	Award	19
8.02.	Vesting	19
8.03.	Performance Objectives	19
8.04.	Employee Status	19
8.05.	Change in Control	20
8.06.	Stockholder Rights	20

ARTICLE IX PERFORMANCE SHARE AWARDS		21

9.01.	Grant	21
9.02.	Earning the Award	21
9.03.	Maximum Performance Share Award Period	21
9.04.	Payment	21
9.05.	Stockholder Rights	22
9.06.	Nontransferability	22
9.07.	Transferable Performance Shares	22
9.08.	Employee Status	22
9.09.	Change in Control	22

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PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE X INCENTIVE AWARDS		23

10.01.	Grant	23
10.02.	Terms and Conditions	23
10.03.	Maximum Incentive Award Period	23
10.04.	Nontransferability	23
10.05.	Transferable Incentive Awards	24
10.06.	Employee Status	24
10.07.	Change in Control	24
10.08.	Stockholder Rights	24

ARTICLE XI ADJUSTMENT UPON CHANGE IN COMMON STOCK		25

ARTICLE XII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		26

12.01.	Compliance	26
12.02.	Postponement of Exercise or Payment	26
12.03.	Forfeiture of Payment	27

ARTICLE XIII GENERAL PROVISIONS		28
13.01.	Effect on Employment and Service	28
13.02.	Unfunded Plan	28
13.03.	Rules of Construction	28
13.04.	Tax Withholding and Reporting	28
13.05.	Reservation of Shares	29
13.06.	Governing Law	29
13.07.	Other Actions	29
13.08.	Other Conditions	29
13.09.	Forfeiture Provisions	30

ARTICLE XIV AMENDMENT		31

ARTICLE XV DURATION OF PLAN		32

ARTICLE XVI EFFECTIVE DATE OF PLAN		33

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PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE I

DEFINITIONS

1.01.	Acquiring Person

Acquiring Person means that a Person, considered alone or as part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act, as amended, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least fifty percent (50%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.

1.02.	Affiliate

Affiliate, as it relates to any limitations or requirements with respect to incentive stock options, means any “subsidiary” or “parent” corporation (as such terms are defined in Section 424 of the Code) of the Company. Affiliate otherwise means any “subsidiary” or “parent” corporation or Related Entity if “50 percent” were substituted for “80 percent” in the regulations under Code Section 414(c) for purposes of defining Related Entity.

1.03.	Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.04.	Award

Award means an Incentive Award, Option, Performance Share, SAR or Stock Award granted under this Plan.

1.05.	Board

Board means the Board of Directors of the Company.

1.06.	Cause

Cause has the same definition as under any employment or service agreement between the Company or any Affiliate and the Participant or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, Cause means that the Participant (i) has committed fraud or misappropriated, stolen or embezzled funds or property from the Company or an Affiliate or secured or attempted to secure personally any profit in connection with any transaction entered into on behalf of the Company or any Affiliate, (ii) has been convicted of, or entered a plea of guilty or “nolo contendere” to, any criminal act or has committed any other act of willful misconduct which brings the Participant into disrepute or is likely to cause material harm to the Company’s (or any Affiliate’s) reputation, business, customer or supplier relations, financial condition or prospects, (iii) has, notwithstanding not less

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

than 30 days’ prior written notice, willfully failed to perform (other than by reason of illness or temporary disability ) his or her material duties or to comply with any lawful directives of the Board, the Board of Directors of any Affiliate or any supervisory personnel of the Participant, (iv) has violated or breached any material law or regulation to the material detriment of the Company or any Affiliate or its or their business, (v) has breached any non-competition, non-disclosure or non-solicitation agreement which causes or is reasonably likely to cause material harm to the Company or any Affiliate or (vi) has committed any act of willful malfeasance or gross negligence in a matter of material importance to the Company or any Affiliate. For purposes of the Plan, other than where the definition of Cause is determined under any employment or service agreement between the Company or any Affiliate and the Participant, in which case such employment or service agreement shall control, in no event shall any termination of employment or service be deemed for Cause unless the Company’s Chief Executive Officer concludes that the situation warrants a determination that the Participant’s employment or service terminated for Cause; in the case of the Chief Executive Officer, any determination that the Chief Executive Officer’s employment terminated for Cause shall be made by the Board acting without the Chief Executive Officer.

1.07.	Change in Control

“Change in Control” means (i) a Person is or becomes an Acquiring Person; (ii) holders of the securities of the Company entitled to vote thereon approve any agreement with a Person (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such an agreement) that involves the transfer of all or substantially all of the Company’s assets on a consolidated basis; (iii) holders of the securities of the Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such a transaction) pursuant to which the Company will undergo a merger, consolidation, statutory share exchange or similar event with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, statutory share exchange or similar event, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% (fifty percent) of the Company’s voting securities carrying the right to vote in elections of persons to the Company’s Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute a majority of the Board; (v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the liquidation by the Company of all or substantially all of the Company’s assets (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement); or (vi) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a change in control of the Company has effectively occurred. Notwithstanding the foregoing, no event resulting from the offering of securities contemplated by the People’s Choice Financial

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

Corporation Preliminary Offering Memorandum dated December 6, 2004 shall constitute a Change in Control. The Board shall be entitled to exercise its sole and absolute discretion in exercising its judgment and in the adoption of such resolution, whether or not any such transaction(s) or event(s) might be deemed, individually or collectively, to satisfy any of the criteria set forth in subparagraphs (i) through (v) above.

1.08.	Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.09.	Committee

Committee means the Compensation Committee of the Board if the Board appoints one to administer the Plan, or the Board itself if no Compensation Committee is appointed. If such Compensation Committee is appointed, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and, after the transition period prescribed by the regulations under Code Section 162(m), “outside directors” within the meaning of Code Section 162(m).

1.10.	Common Stock

Common Stock means the common stock, par value $0.01 per share, of the Company.

1.11.	Company

Company means People’s Choice Financial Corporation, a Maryland corporation or any successor thereto.

1.12.	Continuing Director

Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board on (x) a date within one year following the closing of the Company’s offering of securities as contemplated by the People’s Choice Financial Corporation Preliminary Offering Memorandum dated December 6, 2004 or (y) any time before or within 30 days after the closing of an initial public offering of the Common Stock, or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Directors.

1.13.	Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

1.14.	Corresponding SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.15.	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.16.	Fair Market Value

Fair Market Value of a share of Common Stock means, on any given date, the fair market value of a share of Common Stock as the Committee in its discretion shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any national stock exchange or quotation system, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such stock exchange or quotation system on such date, or if the shares of Common Stock are not traded on such stock exchange or quotation system on such date, then on the next preceding day that the shares of Common Stock were traded on such stock exchange or quotation system, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Participant.

1.17.	Incentive Award

Incentive Award means an award stated with reference to a specified dollar amount which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive shares of Common Stock or a cash payment from the Company or an Affiliate.

1.18.	Initial Value

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

1.19.	Named Executive Officer

Named Executive Officer means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the four highest compensated officers of the Company (other than the Chief Executive Officer) or is otherwise one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m).

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

1.20.	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.21.	Participant

Participant means an employee of the Company or an Affiliate, a non-employee member of the Board, or a person or entity that provides services to the Company or an Affiliate and who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.

1.22.	Performance Shares

Performance Shares means an award, in the amount determined by the Committee, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or shares of Common Stock or a combination thereof.

1.23.	Person

“Person” means any human being, firm, corporation, partnership, or other entity. “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term “Person” does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, or any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person”.

1.24.	Plan

Plan means the People’s Choice Financial Corporation 2004 Stock Incentive Plan, in its current form and as hereafter amended.

1.25.	Related Entity

Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.

1.26.	SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive a number of shares of Common Stock, or in the discretion of the Committee, a cash award, or a combination of shares of Common Stock and cash based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

stated period specified by the Committee. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.27.	Stock Award

Stock Award means shares of Common Stock granted to a Participant under Article VIII.

1.28.	Ten Percent Shareholder

Ten Percent Shareholder means any individual who (considering the stock attribution rules described in Code Section 424(d)) owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Shares and Incentive Awards in accordance with the Plan and procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR, the transferability or forfeitability of a Stock Award, or the grant or settlement of Performance Shares or an Incentive Award. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or award of Performance Shares may be settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. All expenses of administering this Plan shall be borne by the Company.

To the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and, after the transition period prescribed by the regulations under Code Section 162(m), who are not Named Executive Officers. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation. If and to the extent deemed necessary by the Board, all Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made by a Committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and, after the transition period prescribed by the regulations under Code Section 162(m), all Awards granted to an individual who is a Named Executive Officer shall be made by a Committee comprised solely of two or more directors, all of whom are “outside directors” within the meaning of Code Section 162(m).

The Company shall bear all expenses of administering this Plan. The Company shall indemnify and hold harmless each person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any action, claim, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such person in settlement thereof, with

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such person if (i) applicable law or the Company’s Articles of Incorporation or Bylaws prohibit such indemnification or (ii) such person did not act in good faith and in a manner that such person believed to be consistent with the Plan or such person’s conduct constituted gross negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE IV

ELIGIBILITY

Any employee of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan) and any non-employee member of the Board is eligible to participate in this Plan. In addition, any other person or entity that provides services to the Company or an Affiliate is eligible to participate in this Plan if the Board, in its sole discretion, determines that it is in the best interest of the Company. For purposes of this Plan, a person or entity shall be treated as an employee or service provider of the Company or an Affiliate to the extent such person or entity is an employee or service provider of a disregarded entity under Code Section 7701 that is treated as part of the Company or an Affiliate. Additionally, a trust, partnership or limited liability company, all of whose beneficial ownership interests are held by employees of the Company or an Affiliate and non-employee members of the Board, is eligible to participate in this Plan and receive Awards as set forth in the third paragraph of Article XI.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE V

COMMON STOCK SUBJECT TO PLAN

5.01.	Common Stock Issued

Upon the issuance of shares of Common Stock pursuant to an Award, the Company may deliver to the Participant shares of Common Stock or treasury shares from its authorized but unissued Common Stock.

5.02.	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be 3,000,000, plus an additional number of shares of Common Stock, equal to 10 percent of the number of shares of Common Stock that are issued (or Common Stock into which securities are convertible relating to securities that are issued) after the closing of the Company’s offering of securities as contemplated by the People’s Choice Financial Corporation Preliminary Offering Memorandum dated December 6, 2004 (other than shares of Common Stock issued pursuant to the Plan), to be added to the number of issuable shares under the Plan at the time of such subsequent issuances; provided, however, in no event, during the life of the Plan, shall the aggregate number of shares of Common Stock that may be issued under the Plan exceed 45,000,000 shares of Common Stock. One hundred percent (100%) of such shares may be issued pursuant to Options. In addition, the maximum aggregate number of shares of Common Stock that may be issued under this Plan and the foregoing limits shall be subject to adjustment as provided in Article XI.

5.03.	Individual Limit

In any calendar year, no Participant may receive Options, SARs, Stock Awards, Performance Shares or any combination thereof that relate to more than 500,000 shares for Awards that vest or become payable solely on account of the passage of time or continued employment or service. In any calendar year, no Participant may receive other Options, SARs, Stock Awards, Performance Shares or any combination thereof that relate to more than 500,000 shares. In no case, may a Participant receive an aggregate of Options, SARs, Stock Awards, Performance Shares or any combination thereof that relate to more than 1,000,000 shares in any calendar year. This Section 5.03 applies only with respect to Awards that are made at the end of the transition period prescribed by the regulations under Code Section 162(m).

5.04.	Reallocation of Shares

If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with shares of Common Stock, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise that is settled with shares of Common Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Awards to be granted under this Plan. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with shares of Common Stock, the number of shares allocated to the Performance Shares or portion thereof may be reallocated to other Awards to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Awards to be granted under this Plan.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE VI

OPTIONS

6.01.	Grant

In accordance with the provisions of Article IV, the Committee will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant. Notwithstanding any other provision of the Plan or any Agreement, the Committee may only grant an incentive stock option to an individual who is an employee of the Company or an Affiliate.

6.02.	Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted. However, if at the time of grant of an Option that is intended to be an incentive stock option, the Participant is a Ten Percent Shareholder, the price per share of Common Stock purchased on the exercise of such Option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

6.03.	Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted (five years from the date such Option was granted in the event of an incentive stock option granted to a Ten Percent Shareholder).

6.04.	Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.	Transferable Options

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as are

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

appropriate for such transferees to be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise of Options granted under the Plan. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date the Option is granted) exceeding $100,000. If the limitation is exceeded, the Options that cause the limitation to be exceeded shall be treated as nonqualified stock options. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.07.	Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock (which, if acquired from the Company, have been held by the Participant for at least six months) or by a broker-assisted cashless exercise. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.08.	Employee Status

For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.09.	Change in Control

Notwithstanding any provision of any Agreement, in the event of or in anticipation of a Change in Control, the Committee in its discretion (i) may declare that some or all outstanding Options previously granted under the Plan, whether or not then exercisable, shall terminate as of a date before or on the Control Change Date without any payment to the holder of the Option, provided the Committee gives prior written notice to the Participants of such termination and gives such Participants the right to exercise their outstanding Options before such date to the extent then exercisable or (ii) may terminate before or on the Control Change Date some or all outstanding Options previously granted under the Plan, whether or not then exercisable, in consideration of payment to the holder of the Option, with respect to each share of Common Stock for which the Option is then exercisable, of the excess, if any, of the Fair Market Value on such date of the Common Stock subject to the exercisable portion of the Option over the Option price. The payment described in (ii) above may be made in any manner the Committee determines, including in cash, stock or other property. The Committee may take the actions described in (i) or (ii) above with respect to Options that are not then exercisable whether or not the Participant will receive any payment therefor. The Committee in its discretion may take the actions described in (i) or (ii) above contingent on consummation of the Change in Control and with respect to some or all outstanding Options, whether or not then exercisable, or on an Option-by-Option basis, which actions need not be uniform with respect to all outstanding Options. However, the Options shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control. The Committee may provide in an applicable Agreement that a Participant’s outstanding Options shall be fully exercisable on and after a Control Change Date or immediately before the date the Options will be terminated in connection with the Change in Control, as described above.

6.10.	Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares subject to his Option until the date of exercise of such Option.

6.11.	Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

6.12.	No Liability of Company

The Company shall not be liable to any Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an incentive stock option and granted hereunder does not qualify as an incentive stock option.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE VII

SARS

7.01.	Grant

In accordance with the provisions of Article IV, the Committee will designate each individual or entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such grant. For purposes of the foregoing limit, an Option and Corresponding SAR shall be treated as a single Award. In addition, no Participant may be granted Corresponding SARs (under this Plan and all other incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02.	Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date such SAR was granted (five years for a Corresponding SAR that is related to an incentive stock option and that is granted to a Ten Percent Shareholder).

7.03.	Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.	Transferable SARs

Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as are appropriate for such transferees to be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares received pursuant to Awards granted under the Plan. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that an SAR may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value of the Common Stock that is subject to the exercise exceeds the Initial Value of the SAR. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06.	Change in Control

Notwithstanding any provision of any Agreement, in the event of or in anticipation of a Change in Control, the Committee in its discretion (i) may declare that some or all outstanding SARs previously granted under the Plan, whether or not then exercisable, shall terminate as of a date before or on the Control Change Date without any payment to the holder of the SAR, provided the Committee gives prior written notice to the Participants of such termination and gives such Participants the right to exercise their outstanding SARs at least 15 days before such termination date to the extent then exercisable or (ii) may terminate before or on the Control Change Date some or all outstanding SARs previously granted under the Plan, whether or not then exercisable, in consideration of payment to the holder of the SAR, with respect to each share of Common Stock for which the SAR is then exercisable, of the excess, if any, of the Fair Market Value of such Common Stock on such date over the Initial Value of the SAR. The payment described in (ii) above may be made in any manner the Committee determines, including in cash, stock or other property. The Committee may take the actions described in (i) or (ii) above with respect to SARs that are not then exercisable whether or not the Participant will receive any payment therefor. The Committee in its discretion may take the actions described in (i) or (ii) above contingent on consummation of the Change in Control and with respect to some or all outstanding SARs, whether or not then exercisable, or on an SAR-by-SAR basis, which actions need not be uniform with respect to all outstanding SARs. Notwithstanding the foregoing, no payment shall be made with respect to a Corresponding SAR to the extent the Committee made a payment with respect to the Option that relates to the Corresponding SAR. No SARs shall be terminated to the extent that written provision is made for their assumption, continuance or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control. The Committee may provide in an applicable Agreement that a Participant’s outstanding SARs shall be fully exercisable on and after a Control Change Date or immediately before the date the SARs will be terminated in connection with the Change in Control, as described above.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

7.07.	Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.08.	Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09.	Stockholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE VIII

STOCK AWARDS

8.01.	Award

In accordance with the provisions of Article IV, the Committee will designate each individual or entity to whom a Stock Award is to be granted and will specify the number of shares of Common Stock covered by such grant.

8.02.	Vesting

The Committee, on the date of grant, may prescribe that a Participant’s rights in the Stock Award shall be forfeitable and nontransferable for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable and nontransferable subject to (a) the attainment of objectives stated with reference to the Company’s, an Affiliate’s or a business unit’s attainment of objectives stated with respect to performance criteria listed in Section 8.03, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, disability or retirement or (d) satisfaction of a combination of any of the foregoing factors. To the extent the Participant’s rights in a Stock Award are forfeitable and nontransferable for a period of time, the Committee on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed ten years.

8.03.	Performance Objectives

In accordance with Section 8.02, the Committee may prescribe that Stock Awards will become nonforfeitable and transferable based on objectives stated with respect to the Company’s, an Affiliate’s or a business unit’s (a) total stockholder return, (b) total stockholder return as compared to total return (on a comparable basis) of a publicly available index, (c) net income, (d) pretax earnings, (e) funds from operations, (f) earnings before interest expense, taxes, depreciation and amortization, (g) operating margin, (h) earnings per share, (i) return on equity, capital, assets or investment, (j) operating earnings, (k) working capital, (l) ratio of debt to stockholders equity and (m) revenue. If the Committee, on the date of grant, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of any of the above performance objectives, the shares of Common Stock subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Committee certifies in writing that such objectives have been achieved.

8.04.	Employee Status

In the event that the terms of any Stock Award provide that shares shall become nonforfeitable and transferable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.05.	Change in Control

Notwithstanding any provision of any Agreement, in the event of or in anticipation of a Change in Control, the Committee in its discretion may terminate before or on the Control Change Date outstanding Stock Awards previously granted under the Plan that are not then nonforfeitable and transferable without any payment to the holder of the Stock Awards. The Committee in its discretion may take the action described in this Section 8.05 contingent on the consummation of the Change in Control and with respect to some or all outstanding Stock Awards or on a Stock Award-by-Stock Award basis, which actions need not be uniform with respect to all outstanding Stock Awards. The preceding sentences to the contrary notwithstanding, the Stock Awards shall not be terminated to the extent that written provision is made for their assumption, continuance or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control. The Committee may provide in an applicable Agreement that a Participant’s outstanding Stock Awards shall be nonforfeitable and transferable on and after a Control Change Date or immediately before the date the Stock Awards would otherwise be terminated in connection with the Change in Control, as described above.

8.06.	Stockholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited and are nontransferable), a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE IX

PERFORMANCE SHARE AWARDS

9.01.	Grant

In accordance with the provisions of Article IV, the Committee will designate each individual or entity to whom a grant of Performance Shares is to be made and will specify the number of shares covered by such grant.

9.02.	Earning the Award

The Committee, on the date of grant of the Performance Shares, shall prescribe that the Performance Shares will be earned and become payable subject to such conditions as are set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that the Performance Shares will be earned and become payable upon (a) the satisfaction of performance objectives as described below, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, disability or retirement or (d) satisfaction of a combination of any of the foregoing factors. The performance objectives may be stated with respect to the Company’s, an Affiliate’s or a business unit’s (a) total stockholder return, (b) total Stockholder return as compared to total return (on a comparable basis) of a publicly available index, (c) net income, (d) pretax earnings, (e) funds from operations, (f) earnings before interest expense, taxes, depreciation and amortization, (g) operating margin, (h) earnings per share, (i) return on equity, capital, assets or investment, (j) operating earnings, (k) working capital, (l) ratio of debt to stockholders equity and (m) revenue. If the Committee, on the date of grant, prescribes that Performance Shares will be earned and payable only upon the attainment of such performance objectives, no Performance Shares will be considered earned and no payments will be made with respect to such Performance Shares unless, and then only to the extent that, the Committee certifies in writing that such objectives have been achieved.

9.03.	Maximum Performance Share Award Period

The Committee, on the date of grant, shall determine the maximum period over which Performance Share Awards may be earned, except that such period shall not exceed ten years.

9.04.	Payment

In the discretion of the Committee, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of shares of Common Stock, or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

9.05.	Stockholder Rights

No Participant shall, as a result of receiving a grant of Performance Shares, have any rights as a stockholder until and then only to the extent that the Performance Shares are earned and settled in shares of Common Stock.

9.06.	Nontransferability

Except as provided in Section 9.07 Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.07.	Transferable Performance Shares

Section 9.06 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as are appropriate for such transferees to be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares received pursuant to Awards granted under the Plan. The holder of Performance Shares transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

9.08.	Employee Status

In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

9.09.	Change in Control

Notwithstanding any provision of any Agreement, in the event of or in anticipation of a Change in Control, the Committee in its discretion may terminate before or on the Control Change Date some or all outstanding Performance Shares previously granted under the Plan that are not then earned and payable without any payment to the holder of the Performance Shares. The Committee in its discretion may take the action described in this Section 9.09 contingent on consummation of the Change in Control and with respect to some or all outstanding Performance Shares or on a Performance Share-by-Performance Share basis, which actions need not be uniform with respect to all outstanding Performance Shares. The Performance Shares shall not be terminated to the extent that written provision is made for their assumption, continuance or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control. The Committee may provide in an applicable Agreement that a Participant’s outstanding Performance Shares shall be deemed earned (and any shares of Common Stock to be paid in settlement of such Performance Shares shall be nonforfeitable and transferable) as of a Control Change Date or immediately before the date the Performance Shares would otherwise be terminated in connection with the Change in Control, as described above.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE X

INCENTIVE AWARDS

10.01.	Grant

The Committee shall designate Participants to whom Incentive Awards are to be granted. All Incentive Awards shall be finally determined exclusively by the Committee under the procedures established by the Committee; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds $2,000,000.

10.02.	Terms and Conditions

The Committee, on the date of grant of an Incentive Award, shall specify in the applicable Agreement the terms and conditions which govern the grant. By way of example and not of limitation, the Committee may prescribe that the Incentive Award shall be earned and payable upon (a) the satisfaction of performance objectives as described below, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, disability or retirement or (d) satisfaction of a combination of any of the foregoing factors. The performance objectives may be stated with respect to the Company’s, an Affiliate’s or a business unit’s (a) total stockholder return, (b) total Stockholder return as compared to total return (on a comparable basis) of a publicly available index, (c) net income, (d) pretax earnings, (e) funds from operations, (f) earnings before interest expense, taxes, depreciation and amortization, (g) operating margin, (h) earnings per share, (i) return on equity, capital, assets or investment, (j) operating earnings, (k) working capital, (l) ratio of debt to stockholders equity and (m) revenue. If the Committee, on the date of grant, prescribes that the Incentive Awards will be earned and payable only upon the attainment of such performance objectives, no Incentive Awards will be considered earned and no payments will be made with respect to such Incentive Awards unless, and then only to the extent that, the Committee certifies in writing that such objectives have been achieved.

10.03.	Maximum Incentive Award Period

The Committee, at the time an Incentive Award is made, shall determine the maximum period over which the Incentive Award may be earned, except that such period shall not exceed ten years.

10.04.	Nontransferability

Except as provided in Section 10.05, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

10.05.	Transferable Incentive Awards

Section 10.04 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as are appropriate for such transferees to be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares received pursuant to Awards granted under the Plan. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

10.06.	Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continuous service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.07.	Change in Control

Notwithstanding any provision of any Agreement, in the event of or in anticipation of a Change in Control, the Committee in its discretion may terminate before or on the Control Change Date some or all outstanding Incentive Awards previously granted under the Plan that are not then earned and payable without any payment to the holder of the Incentive Award. The Committee in its discretion may take the action described in this Section contingent on consummation of the Change in Control and with respect to some or all outstanding Incentive Awards or on an Incentive Award-by-Incentive Award basis, which actions need not be uniform with respect to all outstanding Incentive Awards. The Incentive Awards shall not be terminated to the extent that written provision is made for their assumption, continuance or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control. The Committee may provide in an applicable Agreement that a Participant’s outstanding Incentive Awards shall be deemed earned (and any shares of Common Stock to be paid in settlement of such Incentive Awards shall be nonforfeitable and transferable) as of a Control Change Date or immediately before the date the Incentive Awards would otherwise be terminated in connection with the Change in Control, as described above.

10.08.	Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or any Affiliate on account of such Incentive Award, unless and then only to the extent that the Incentive Award is earned and settled in shares of Common Stock.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE XI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares that may be issued pursuant to Awards, the terms of outstanding Awards, and the per individual limitations on the number of shares of Common Stock that may be issued pursuant to for which Awards shall be adjusted as the Board shall determine to be equitably required in the event that (i) the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction Section 424 of the Code describes or (ii) there occurs any other transaction or event which, in the judgment of the Board necessitates such action. In addition, the Committee may make such other adjustments to the terms of any Awards to the extent equitable and necessary to prevent an enlargement or dilution of the Participant’s rights thereunder as a result of any such event or similar transaction. Any determination made under this Article XI by the Board shall be final and conclusive.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be issued pursuant to Awards may be granted, the per individual limitations on the number of shares that may be issued pursuant to Awards, or the terms of outstanding Awards.

The Committee may grant Awards in substitution for performance shares, incentive awards, stock awards, stock options, stock appreciation rights, or similar awards held by (i) an individual who becomes an employee of the Company or an Affiliate, or a non-employee member of the Board, in connection with a transaction described in the first paragraph of this Article XI or (ii) a trust, partnership or limited liability company, all of whose beneficial ownership interests are held by individuals described in (i). Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE XII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

12.01.	Compliance.

No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing shares of Common Stock issued pursuant to an Award may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Share shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan, that would result in a Participant or other person owning, directly or indirectly, shares of Common Stock, or any other class of capital stock which would be inconsistent with (i) the Real Estate Investment Trust ownership rules contained in the Code and regulations or (ii) the restrictions contained in the Company’s Articles of Incorporation that are in effect to preserve the Company’s status as a Real Estate Investment Trust. Among other things, with enumerated exceptions, the Company’s Articles of Incorporation provide that (a) generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either (i) more than 4.99% in value of the Company’s capital stock or (ii) more than 4.99% in value or in number of shares, whichever is more restrictive, of the outstanding shares of Common Stock and (b) no person may beneficially or constructively own or transfer shares of the Company’s capital stock if that ownership or transfer would result in the Company being “closely held” under Section 856(h) of the Code.

12.02.	Postponement of Exercise or Payment.

The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under the securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party; (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; (vii) to maintain its Real Estate Investment Trust status under the Code or (viii) to enforce the shareholder ownership restrictions under the Company’s Articles of Incorporation; and the Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

12.03.	Forfeiture of Payment.

A Participant shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law requires such forfeiture or reimbursement.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE XIII

GENERAL PROVISIONS

13.01.	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

13.02.	Unfunded Plan

This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03.	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04.	Tax Withholding and Reporting.

Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent acceptable to the Committee any income and employment (including without limitation Social Security and Medicare) tax withholding obligations attributable to participation in the Plan and the grant, exercise, vesting or payment of Awards granted thereunder. In accordance with procedures that the Committee establishes, the Committee, to the extent applicable law permits, may allow a Participant to pay such amounts (i) in cash, (ii) by certified check, (iii) by tendering shares of Common Stock (which, if acquired from the Company, have been held by the Participant for at least six months) and which do not exceed the Company’s minimum statutory withholding obligation, (iv) by a broker-assisted cashless exercise or (v) by any combination of the aforementioned methods of payment. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any Award hereunder as applicable law requires.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

13.05.	Reservation of Shares.

The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company’s counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

13.06.	Governing Law.

This Plan and all Awards granted hereunder shall be governed by the laws of the State of Maryland, except to the extent federal law applies.

13.07.	Other Actions.

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options, stock appreciation rights, stock awards, incentive awards or performance shares for proper corporate purposes otherwise than under the Plan to any employee or to any other person, firm, corporation, association or other entity, or to grant options, stock appreciation rights, stock awards, incentive awards or performance shares to, or assume such awards of any person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

13.08.	Other Conditions.

The Committee, in its discretion, may, as a condition to the grant, exercise, payment or settlement of an Award, require the Participant on or before the date of grant, exercise, payment or settlement of the Award to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation, non-competition or other similar agreement) with the Company or any Affiliate, which may become effective on the date of termination of employment or service of the Participant with the Company or any Affiliate or any other date the Committee may specify and shall contain such terms and conditions as the Committee shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Subsidiary and such Participant and/or (iii) a shareholders’ agreement with respect to shares of Common Stock to be issued pursuant to the Award. If the Participant shall fail to enter into any such agreement at the

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

Committee’s request, then no Award shall be granted, exercised, paid or settled and the number of shares of Common Stock that would have been subject to such Award, if any, shall be added to the remaining shares of Common Stock available under the Plan.

13.09.	Forfeiture Provisions.

Notwithstanding any other provisions of the Plan or any Agreement, all rights to any Award that a Participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any Award and the Award will not be exercisable (whether or not previously exercisable) or become vested or payable on and after the time the Participant is discharged from employment or service with the Company or any Affiliate for Cause.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE XIV

AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of a Participant with respect to outstanding Awards without the Participant’s consent. In addition, an amendment will be contingent on approval of the Company’s stockholders, to the extent required by law or by the rules of any stock exchange on which the Company’s securities are traded or if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any Agreement to permit a repricing or decrease in the exercise price of any outstanding Options, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (iii) modify the requirements as to eligibility for participation in the Plan or, (iv) after the transition period prescribed by the regulations under Code Section 162(m), change the performance objectives set forth in Sections 8.03, 9.02 or 10.02.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE XV

DURATION OF PLAN

No Award may be granted under this Plan after 10 years following the effective date of the Plan as set forth in Article XVI. Awards granted before that date shall remain valid in accordance with their terms.

PEOPLE’S CHOICE FINANCIAL CORPORATION	2004 STOCK INCENTIVE PLAN

ARTICLE XVI

EFFECTIVE DATE OF PLAN

Awards may be granted under this Plan after its effective date; provided that, this Plan shall not be effective unless approved by unanimous consent of the Company’s stockholders or by a majority of the votes cast by the Company’s stockholders, voting either in person or by proxy, at a duly held stockholders’ meeting at which a stockholder quorum is present, within one year after the Plan is adopted by the Board. The effective date of the Plan shall be the later of (i) the adoption of the Plan by the Board or (ii) the date the Company’s Articles of Incorporation are amended to authorize 450,000,000 shares of Common Stock.